Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Carbon Natural Gas Company’s Registration Statement on Form S-8 (File No. 333-179184) of our report dated March 31, 2018 relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ EKS&H LLLP
EKS&H LLLP

Denver, Colorado

March 31, 2018